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                                                                   EXHIBIT 10.3b

PLEASE SIGN & RETURN                                            Restricted Stock
                                                                   2001 Plan

                                 FY 2004 Award

Dear <<FullName>>:

         Effective May 14, 2004 you have been awarded <<Options Granted>> shares of the common stock, par value $.25 per share, of Centex Corporation (the "Company"). This award (the "Award") is made pursuant to, and subject to the terms and conditions of, the Centex Corporation 2001 Stock Plan (as such plan may be amended from time to time, the "Plan"). The Shares awarded hereby constitute Shares of Restricted Stock under the Plan. A copy of the Plan is available to you upon request to the Law Department.

         This Award will vest at the rate of 8 1/4% per quarter in fiscal year 2005, 8 1/4% per quarter in fiscal year 2006 and 8 1/2% per quarter in fiscal year 2007. The amounts and dates are shown below:

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         The restrictions set forth in the Plan and this Award will terminate coterminously with the vesting described above, unless earlier terminated as described in the Plan or this Award. The date on which the restrictions terminate as to vested shares is called the "Lapse Date". Vested Shares of Restricted Stock will become freely transferable on the day following the related Lapse Date.

         You will forfeit all unvested Shares of Restricted Stock if, prior to the Lapse Date, you cease for any reason to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates. However, the restrictions set forth in the Plan and this Award will terminate immediately and all of the shares covered by this Award will immediately vest (i) in the event of your death or permanent disability or (ii) if you retire from employment at the Company prior to the Lapse Date and at retirement you satisfy the definition of Vested Retirement, i.e., you are a Full Time Employee at least 55 years old, have at least 10 Years of Service and the sum of your age and Years of Service equals at least 70. Whether you have suffered a permanent disability will be determined by the Committee, in its sole and absolute discretion. In the event of your death, the person or persons to whom the Shares of Restricted Stock have been validly transferred pursuant to will or the laws of descent and distribution will have all rights to the Shares of Restricted Stock.

         The Company may cancel and revoke this Award and/or replace it with a revised award at any time if the Company determines, in its good faith judgment, that this Award was granted in error or that this Award contains an error. In the event of such determination by the Company, and written notice thereof to you at your business or home address, all of your rights and all of the Company's obligations as to any unvested portion of this Award shall immediately terminate. If the Company replaces this Award with a revised award, then you will have all of the benefits conferred under the revised award, effective as of such time as the revised award goes into effect.

         This Award is subject to the Plan, and the Plan will govern where there is any inconsistency between the Plan and this Award. The provisions of the Plan are also provisions of this Award, and all terms, provisions and definitions set forth in the Plan are incorporated in this Award and made a part of this Award for all purposes. Capitalized terms used but not defined in this Award will have the meanings assigned to such terms in the Plan. This Award has been signed in duplicate by the Company and delivered to you, and (when you sign below) has been accepted by you effective as of May 14, 2004.

ACCEPTED                                      CENTEX CORPORATION
as of May 14, 2004

_______________________________________       ___________________________
<<FullName>>                                  Timothy R. Eller
                                              Chairman & Chief Executive Officer